Exhibit 99.1

Charles M. Shaffer

Executive Vice President

Chief Financial Officer

(772) 221-7003

Chuck.Shaffer@seacoastbank.com

SEACOAST REPORTS SECOND QUARTER 2018 RESULTS

Net Income Increases 121% Year-Over-Year to $17.0 Million

Record Consumer and Small Business Loan Originations, Record Commercial Pipeline Entering the Third Quarter

STUART, Fla., July 26, 2018 /GLOBE NEWSWIRE/ -- Seacoast Banking Corporation of Florida (“Seacoast” or “the Company”) (NASDAQ: SBCF) reported net income of $17.0 million, or $0.35 per share for the second quarter of 2018, a 121% or $9.3 million increase year-over-year. Seacoast reported adjusted net income1 of $18.3 million, or $0.38 per share, representing a 44% or $5.6 million increase year-over-year.

For the second quarter 2018, return on average tangible assets was 1.24%, return on average tangible shareholders’ equity was 13.1%, and the efficiency ratio was 58.4%, compared to 1.34%, 14.4% and 57.8%, respectively, in the prior quarter and 0.66%, 7.3%, and 73.9%, respectively, in the second quarter of 2017.  Adjusted return on average tangible assets1 was 1.28%, adjusted return on average tangible shareholders’ equity1 was 13.5%, and the adjusted efficiency ratio1 was 57.3%, compared to 1.38%, 14.8%, and 57.1%, respectively, in the prior quarter, and 1.02%, 11.2%, and 61.2%, respectively, in the second quarter of 2017.

Dennis S. Hudson, III, Seacoast’s Chairman and CEO, said “Seacoast’s balanced growth strategy, combining organic growth with value-creating acquisitions, continues to benefit our shareholders. Consumer and small business loan originations reached record levels and we exited the quarter with our commercial loan pipeline at an all-time high. Looking ahead, we expect our total loan growth to accelerate, driven by the combination of a robust pipeline, investments we have made in proprietary commercial banking technologies, and expanding our commercial platform within the Tampa and South Florida markets. During the quarter we announced the acquisition of First Green Bancorp, Inc., which will introduce more than 10,000 new customers in central and south Florida to Seacoast’s innovative banking platforms and deepen our presence in Orlando, Florida’s third-largest metropolitan area. We expect this acquisition to close early in the fourth quarter.”

Charles M. Shaffer, Seacoast’s Chief Financial Officer, said, “We continue to balance a disciplined approach to credit, liquidity, and expense management, while making investments in technology and talent, resulting in an increase in tangible book value per share to $11.67 at period end and positioning us well to deliver the strong performance we outlined in our Vision 2020 plan. With a loan to deposit ratio of 84% and a ratio of tangible common equity to tangible assets of 9.6%, our balance sheet provides us with the resources to prudently fund our organic growth initiatives while continuing to make accretive acquisitions.”

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Notable Items Impacting the Second Quarter

Several notable items in aggregate impacted the quarter by approximately $0.05 per share. These include a $0.5 million reduction in accretion of purchase discounts on acquired loans quarter over quarter, and higher prepayments on the nonacquired originated loan portfolio which reduced loan growth by 3%. Additionally, we recognized $1.7 million in net charge-offs and $0.3 million in losses on the sale of other real estate owned during the quarter.

Second Quarter 2018 Financial Highlights

Income Statement

•	Net income was $17.0 million, or $0.35 per diluted share, compared to $18.0 million or $0.38 for the prior quarter and $7.7 million or $0.18 for the second quarter of 2017. For the six months ended June 30, 2018, net income was $35.0 million compared to $15.6 million for the six months ended June 30, 2017. Adjusted net income[1] was $18.3 million, or $0.38 per diluted share, compared to $19.3 million or $0.40 for the prior quarter and $12.7 million or $0.29 for the second quarter of 2017. For the six months ended June 30, 2018, adjusted net income[1] was $37.6 million compared to $22.9 million for the six months ended June 30, 2017.

•	Net revenues were $62.9 million, an increase of $0.9 million or 1% compared to the prior quarter, and an increase of $8.3 million or 15% compared to the second quarter of 2017. For the six months ended June 30, 2018, net revenues were $125.0 million, an increase of $22.3 million or 22% compared to the six months ended June 30, 2017. Adjusted revenues[1] were $63.0 million, an increase of $0.8 million, or 1%, from the prior quarter and an increase of $8.4 million, or 15% from the second quarter of 2017. For the six months ended June 30, 2018, adjusted revenues[1] were $125.1 million, an increase of $22.4 million or 22% compared to the six months ended June 30, 2017.

•	Net interest income totaled $50.2 million, an increase of $0.4 million or 1% from the prior quarter and an increase of $6.1 million or 14% from the second quarter of 2017. For the six months ended June 30, 2018, net interest income totaled $100.0 million, an increase of $17.6 million or 21% compared to the six months ended June 30, 2017.

•	Net interest margin was 3.77% in the current quarter compared to 3.80% in the prior quarter and 3.84% in the second quarter of 2017. Removing the impact of accretion of purchase discounts on acquired loans the net interest margin was 3.61% in the current quarter, compared to 3.60% in the prior quarter and 3.59% in the second quarter of 2017. Quarter over quarter accretion on purchase discounts on acquired loans declined by $0.5 million, impacting the net interest margin by 4 basis points.

•	Noninterest income totaled $12.7 million, an increase of $0.4 million or 4% compared to the prior quarter and an increase of $2.2 million or 21% from the second quarter of 2017. For the six months ended June 30, 2018, noninterest income totaled $25.0 million, 23% higher than the six months ended June 30, 2017. Adjusted noninterest income[1] totaled $12.8 million for the quarter, an increase of $0.4 million or 3% compared to prior quarter and an increase of $2.3 million or 22% from the second quarter of 2017. Following on the significant progress we made in the first quarter, second quarter results reflected growth across our businesses resulting in improvements in nearly every category. We continue to benefit from the investments we have made in Wealth Management and SBA lending.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

•	The provision for loan losses was $2.5 million, compared to $1.1 million in the prior quarter and $1.4 million in the second quarter of 2017, reflecting the effect of portfolio growth as well as $1.7 million in net charge-offs in the current quarter.

•	Noninterest expense was $38.2 million compared to $37.2 million in the prior quarter and $41.6 million in the second quarter of 2017. For the six months ended June 30, 2018, noninterest expense was $75.4 million compared to $76.4 million for the six months ended June 30, 2017. In the current quarter, noninterest expense included $0.7 million in merger related expenses. Adjusted noninterest expense[1] was $36.5 million compared to $35.7 million in the prior quarter, and $33.8 million in the second quarter of 2017. For the six months ended June 30, 2018, adjusted noninterest expense[1] was $72.3 million compared to $64.8 million for the six months ended June 30, 2017. The increase in noninterest expense quarter over quarter was the result of continued investments in both talent and technology in the organization positioning Seacoast for continued robust profitability. We acquired two commercial banking team leaders, four commercial bankers, and made investments in talent to support scaling the organization prudently. During the second quarter, we granted 191,000 restricted shares, along with performance awards for up to an additional 356,000 shares upon meeting certain performance criteria. This investment for growth was granted deep into the organization, with the goal of providing meaningful value to our associates for achieving our performance objectives.

•	Seacoast recorded $5.2 million in income tax expense in the current quarter, compared to $5.8 million in the prior quarter and $3.9 million in the second quarter of 2017. The effective tax rate of 23.4% in the current quarter reflects the positive impact of the new lower corporate tax rate. Prior quarter included the effect of an additional $0.3 million write down of deferred tax assets arising from measurement period adjustments on a prior year bank acquisition. The write down of those assets in the prior quarter increased the effective tax rate by 1.1% to 24.3%.

•	Year to date adjusted revenues[1] increased 22% compared to prior year while adjusted noninterest expense[1] increased 12%, providing 10% operating leverage.

•	The efficiency ratio was 58.4% compared to 57.8% in the prior quarter and 73.9% in the second quarter of 2017. The adjusted efficiency ratio[1] was 57.3% compared to 57.1% in the prior quarter and 61.2% in the second quarter of 2017.

Balance Sheet

•	At June 30, 2018, the Company had total assets of $5.9 billion and total shareholders' equity of $716 million. Book value per share was $15.18 and tangible book value per share was $11.67, compared to $14.94 and $11.39, respectively, at March 31, 2018 and $13.29 and $10.55, respectively, at June 30, 2017.

•	Debt Securities totaled $1.3 billion at June 30, 2018, a decrease of $47 million compared to prior quarter and a decrease of $70 million from June 30, 2017. Given the current interest rate environment, the securities portfolio is being used as a liquidity source to fund loan growth.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

•	Net loans totaled $3.9 billion at June 30, 2018, an increase of $76 million compared to prior quarter or 8% annualized in the current quarter, and an increase of $641 million or 19% from June 30, 2017. Excluding the impact of two acquisitions in the fourth quarter of 2017, loans increased $237 million or 7% from June 30, 2017.
•	During the current quarter, commercial originations were $140.4 million, consumer and small business originations for the quarter were a record $104.9 million and retained residential loans were $75.0 million.
•	Loan growth for the quarter was impacted by higher loan prepayments when compared to the prior quarter, impacting annualized loan growth by 3%.
•	We continue to prudently manage commercial real estate exposure. Construction and land development and commercial real estate loans remain well below regulatory guidance at 59% and 203% of total risk based capital, respectively.

•	Pipelines (loans in underwriting and approval or approved and not yet closed) are at a record high for second quarter. At June 30, 2018, total pipelines were $311.6 million, an increase of 28% over the prior quarter and 16% compared to prior year.
•	Commercial pipelines were $194.9 million, an increase of $72.2 million, or 59%, from prior quarter.
•	Consumer and small business pipelines were $52.9 million, an increase of $2.6 million, or 5%, compared to the prior quarter.
•	Residential pipelines were $63.7 million, decreasing by $7.0 million, or 10%, from prior quarter.

•	Total deposits were $4.7 billion as of June 30, 2018, a decrease of $22 million from prior quarter and an increase of $722 million, or 18%, from June 30, 2017. The quarter over quarter decline in deposit outstandings reflects a normal impact of the summer season in Florida.
•	Year-over-year, interest bearing deposits (interest bearing demand, savings and money market deposits) increased $271 million, or 12%, to $2.4 billion, noninterest bearing demand deposits increased $155 million, or 12%, to $1.5 billion, and CDs increased $295 million, or 60%, to $790 million.
•	Excluding acquired deposits, noninterest bearing deposits increased 4% while total deposits increased 5% compared to June 30, 2017.
•	The Company’s balance sheet continues to be primarily core deposit funded. Core customer funding was $4.1 billion at June 30, 2018, compared to $4.1 billion at March 31, 2018 and $3.6 billion at June 30, 2017.
•	Overall cost of deposits remains attractive at 39 basis points.

•	Second quarter return on average tangible assets (ROTA) was 1.24%, compared to 1.34% in the prior quarter and 0.66% in the second quarter of 2017. Adjusted ROTA[1] was 1.28% compared to 1.38% in the prior quarter and 1.02% in the second quarter of 2017.

Capital

•	Second quarter return on average tangible common equity (ROTCE) was 13.08%, compared to 14.41% in the prior quarter and 7.25% in the second quarter of 2017. Adjusted ROTCE[1] was 13.49% compared to 14.82% in the prior quarter and 11.22% in the second quarter of 2017.
•	The common equity tier 1 capital ratio (CET1) was 12.9%, total capital ratio was 15.2% and the tier 1 leverage ratio was 11.0% at June 30, 2018.
•	Tangible common equity to tangible assets was 9.56% at June 30, 2018, compared to 9.33% at March 31, 2018, and 8.88% at June 30, 2017.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Asset Quality

•	Nonperforming loans to total loans outstanding was 0.66% at June 30, 2018, 0.50% at March 31, 2018, and 0.52% at June 30, 2017. Nonperforming loans increased $7.0 million, the result of a transfer of a single credit to nonaccrual status.
•	Nonperforming assets to total assets was 0.58% at June 30, 2018, 0.50% at March 31, 2018 and 0.49% at June 30, 2017. The $34.6 million in nonperforming assets includes $3.1 million in closed branch properties held as REO.
•	The ratio of allowance for loan losses to total loans was 0.73% at June 30, 2018, 0.72% at March 31, 2018, and 0.78% at June 30, 2017.
•	The ratio of allowance for loan losses to non-acquired loans was 0.88% at June 30, 2018, 0.90% at March 31, 2018, and 0.95% at June 30, 2017.
•	Net charge-offs were $1.7 million or 0.17% for the current quarter compared to near zero in the prior quarter. Net charge-offs for the four most recent quarters averaged 0.09%.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

FINANCIAL HIGHLIGHTS			(Unaudited)
(Amounts in thousands except per share data)
	Quarterly Trends

	2Q'18	1Q'18	4Q'17	3Q'17	2Q'17
Selected Balance Sheet Data:
Total Assets	$5,922,681	$5,903,101	$5,810,129	$5,340,413	$5,281,295
Gross Loans	3,974,016	3,897,125	3,817,377	3,384,991	3,330,075
Total Deposits	4,697,440	4,719,543	4,592,720	4,112,600	3,975,458

Performance Measures:
Net Income	$16,964	$18,027	$13,047	$14,216	$7,676
Net Interest Margin	3.77%	3.80%	3.71%	3.74%	3.84%
Average Diluted Shares Outstanding	47,974	47,688	46,473	43,792	43,556
Diluted Earnings Per Share (EPS)	$0.35	$0.38	$0.28	$0.32	$0.18
Return on (annualized):
Average Assets (ROA)	1.16%	1.25%	0.91%	1.06%	0.61%
Average Tangible Common Equity (ROTCE)	13.08	14.41	10.69	12.45	7.25
Efficiency Ratio	58.41	57.80	63.95	58.93	73.90

Adjusted Operating Measures[1]:
Adjusted Net Income	$18,268	$19,298	$17,261	$15,145	$12,665
Adjusted Diluted EPS	0.38	0.40	0.37	0.35	0.29
Adjusted ROTA	1.28%	1.38%	1.23%	1.16%	1.02%
Adjusted ROTCE	13.49	14.82	13.49	12.80	11.22
Adjusted Efficiency Ratio	57.31	57.05	52.55	57.69	61.20
Adjusted Noninterest Expenses as a
Percent of Average Tangible Assets	2.57	2.55	2.24	2.50	2.73
Other Data:
Market capitalization[2]	$1,489,411	$1,243,644	$1,182,796	$1,039,506	$1,047,361
Full-time equivalent employees	826	814	805	762	759
Number of ATMs	87	86	85	76	76
Full service banking offices	49	49	51	45	45
Registered online users	92,107	91,636	83,881	78,880	75,394
Registered mobile devices	69,038	65,336	62,516	58,032	55,013

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

2Common shares outstanding multiplied by closing bid price on last day of each period

Acquisition of First Green Bancorp

On June 11, 2018 we announced the acquisition of First Green Bancorp, Inc., headquartered in Orlando, Florida, which we expect to close early in the fourth quarter. Pursuant to the terms of the merger agreement, First Green Bancorp, Inc. will be merged into Seacoast Banking Corporation, and First Green Bank will be merged into Seacoast Bank. Organized in 2009, First Green Bank has deposits of approximately $629 million and loans of $629 million. First Green operates seven branches in the Orlando, Daytona and Ft. Lauderdale markets. We expect the acquisition to be more than 10% accretive to earnings per share in 2019 excluding one-time transaction costs, and have a tangible book value earn-back of less than one year using the cross over method. The transaction is expected to provide an internal rate of return over 25%.

Vision 2020

We remain confident in our ability to achieve our Vision 2020 targets announced early last year. We continue to monitor the impact of the Tax Cuts and Jobs Act of 2017 and believe the impact of this important legislation will more fully materialize in the marketplace moving forward. Additionally, we announced the acquisition of First Green Bancorp, Inc., which is expected to close early in the fourth quarter. We believe both the Tax Cuts and Jobs Act of 2017 and the acquisition of First Green Bancorp, Inc. reinforce our ability to achieve these objectives.

Vision 2020 Targets
Return on Tangible Assets	1.30%+
Return on Tangible Common Equity	16%+
Efficiency Ratio	Below 50%

Second Quarter Strategic Highlights

Modernizing How We Sell

•	Seacoast Wealth Management added $75.1 million in new fee-based assets under management year to date, 65% of which were the direct result of referrals from the commercial, small business, and retail teams. The resulting trust and brokerage revenues continue to rise, with industry leading products including digital tools, and a growing sales and support team throughout the footprint.
•	We launched our proprietary Commercial Banking Portal in June, providing customized banker dashboards with key indicators and alerts. With the Portal, our bankers have real-time updates on how their customers use our products and services, allowing them to provide more meaningful guidance and advice. We believe this tool will provide our Bankers the ability to significantly expand relationships moving forward.
•	Other technology investments during the quarter included enhancements to our proprietary Connections portal, which provides our teams with greater access and insight to customer service and sales opportunities to better meet customer needs.

Lowering Our Cost to Serve

•	We continue to implement footprint-related expense reduction strategies, consolidating three banking center locations in the last twelve months. Our upcoming First Green acquisition further provides opportunity to reposition our footprint, as six out of seven First Green branches are located within three miles of a Seacoast branch.
•	An automated lending platform, currently in development with strategic technology partners, will create efficiencies by digitizing the onboarding journey with automation of underwriting activities and application of credit policies.
•	We are in early project planning to fully overhaul our commercial lending process, bringing in new technology that will allow for process automation and greater results from our bankers.

Driving Improvements in How Our Business Operates

•	Our 100% Florida-staffed call center provides 24/7 customer service, and in the second half of the year will implement a fully modernized software platform providing expanded self-serve options with additional security features.
•	Partnering with specialized providers, we have created greater scalability in mortgage fulfillment while maintaining cycle times.

Scaling and Evolving Our Culture

•	During the quarter we acquired new seasoned commercial banking leadership in the markets of Broward County and Tampa and added four new bankers to our team. Our goal is to add an additional ten commercial bankers before year end.

OTHER INFORMATION

Conference Call Information

Seacoast will host a conference call on Friday, July 27, 2018 at 10:00 a.m. (Eastern Time) to discuss the earnings results. Investors may call in (toll-free) by dialing (888) 466-9845 (passcode: 6353 188). Slides will be used during the conference call and may be accessed at Seacoast's website at SeacoastBanking.com by selecting "Presentations" under the heading "Investor Services." A replay of the call will be available for one month, beginning late afternoon of July 27, 2018 by dialing (888) 843-7419 and using passcode: 6353 188#.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast's website at SeacoastBanking.com. The link is located in the subsection "Presentations" under the heading "Investor Services." Beginning the afternoon of July 27, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $5.9 billion in assets and $4.7 billion in deposits as of June 30, 2018. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, 49 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast Bank, and seven commercial banking centers. Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida and the adjacent Tampa market, and west to Okeechobee and surrounding counties. More information about the Company is available at http://www.Seacoastbanking.com/.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, including Vision 2020, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "support", "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "further", "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2017, under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov.

FINANCIAL HIGHLIGHTS	(Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands, except per share data)	Quarterly Trends					Six Months Ended

	2Q'18	1Q'18	4Q'17	3Q'17	2Q'17	2Q'18	2Q'17
Summary of Earnings
Net income	$16,964	$18,027	$13,047	$14,216	$7,676	$34,991	$15,602
Adjusted net income (1)	18,268	19,298	17,261	15,145	12,665	37,566	22,935
Net interest income (2)	50,294	49,853	48,402	45,903	44,320	100,147	82,697
Net interest margin (2), (3)	3.77%	3.80%	3.71%	3.74%	3.84%	3.78%	3.74%

Performance Ratios
Return on average assets-GAAP basis (3)	1.16%	1.25%	0.91%	1.06%	0.61%	1.20%	0.64%
Return on average tangible assets (3),(4)	1.24	1.34	0.97	1.12	0.66	1.29	0.70
Adjusted return on average tangible assets (1), (3), (4)	1.28	1.38	1.23	1.16	1.02	1.33	0.96

Return on average shareholders' equity-GAAP basis (3)	9.59	10.52	7.87	9.59	5.43	10.04	6.08
Return on average tangible shareholders' equity-GAAP basis (3),(4)	13.08	14.41	10.69	12.45	7.25	13.73	7.94
Adjusted return on average tangible common equity (1), (3), (4)	13.49	14.82	13.49	12.80	11.22	14.14	11.00
Efficiency ratio (5)	58.41	57.80	63.95	58.93	73.90	58.11	72.58
Adjusted efficiency ratio (1)	57.31	57.05	52.55	57.69	61.20	57.18	62.82
Noninterest income to total revenue	20.28	19.95	35.49	20.06	19.16	20.11	19.84
Tangible common equity to tangible assets	9.56	9.33	9.27	9.13	8.88	9.56	8.88
Loan-to-deposit ratio	83.51	84.10	82.54	85.18	83.48	83.51	83.48

Per Share Data
Net income diluted-GAAP basis	$0.35	$0.38	$0.28	$0.32	$0.18	$0.73	$0.38
Net income basic-GAAP basis	0.36	0.38	0.29	0.33	0.18	0.74	0.38
Adjusted earnings (1)	0.38	0.40	0.37	0.35	0.29	0.79	0.55

Book value per share common	15.18	14.94	14.70	13.66	13.29	15.18	13.29
Tangible book value per share	11.67	11.39	11.15	10.95	10.55	11.67	10.55
Cash dividends declared	0.00	0.00	0.00	0.00	0.00	0.00	0.00

(1)	Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures."

(2)	Calculated on a fully taxable equivalent basis using amortized cost.

(3)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(4)	The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.

(5)	Defined as (noninterest expense less amortization of intangibles and gains, losses, and expenses on foreclosed properties) divided by net operating revenue(net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					YTD

(Dollars in thousands, except share and per share data)	2Q'18	1Q'18	4Q'17	3Q'17	2Q'17	2Q'18	2Q'17

Interest on securities:
Taxable	$9,389	$9,361	$9,153	$8,823	$8,379	$18,750	$16,466
Nontaxable	216	243	231	189	206	459	493
Interest and fees on loans	46,519	45,257	43,322	40,403	38,209	91,776	70,100
Interest on federal funds sold and other investments	585	616	638	664	604	1,201	1,114
Total Interest Income	56,709	55,477	53,344	50,079	47,398	112,186	88,173

Interest on deposits	1,988	1,538	1,246	930	854	3,526	1,478
Interest on time certificates	2,629	2,179	2,032	1,266	814	4,808	1,380
Interest on borrowed money	1,885	1,998	1,840	2,134	1,574	3,883	2,994
Total Interest Expense	6,502	5,715	5,118	4,330	3,242	12,217	5,852

Net Interest Income	50,207	49,762	48,226	45,749	44,156	99,969	82,321
Provision for loan losses	2,529	1,085	2,263	680	1,401	3,614	2,705
Net Interest Income After Provision for Loan Losses	47,678	48,677	45,963	45,069	42,755	96,355	79,616

Noninterest income:
Service charges on deposit accounts	2,674	2,672	2,566	2,626	2,435	5,346	4,857
Trust fees	1,039	1,021	941	967	917	2,060	1,797
Mortgage banking fees	1,336	1,402	1,487	2,138	1,272	2,738	2,824
Brokerage commissions and fees	461	359	273	351	351	820	728
Marine finance fees	446	573	313	137	326	1,019	460
Interchange income	3,076	2,942	2,836	2,582	2,671	6,018	5,419
BOLI income	1,066	1,056	1,100	836	757	2,122	1,490
Other	2,671	2,373	1,861	1,844	1,738	5,044	2,797
	12,769	12,398	11,377	11,481	10,467	25,167	20,372
Gain on sale of VISA stock	0	0	15,153	0	0	0	0
Securities gains/(losses), net	(48)	(102)	112	(47)	21	(150)	21
Total Noninterest Income	12,721	12,296	26,642	11,434	10,488	25,017	20,393

Noninterest expenses:
Salaries and wages	16,429	15,381	16,321	15,627	18,375	31,810	33,744
Employee benefits	3,034	3,081	2,812	2,917	2,935	6,115	6,003
Outsourced data processing costs	3,393	3,679	4,160	3,231	3,456	7,072	6,725
Telephone / data lines	643	612	538	573	648	1,255	1,180
Occupancy	3,316	3,117	3,265	2,447	4,421	6,433	7,578
Furniture and equipment	1,468	1,457	1,806	1,191	1,679	2,925	3,070
Marketing	1,344	1,252	1,490	1,298	1,074	2,596	1,996
Legal and professional fees	2,301	1,973	3,054	2,560	3,276	4,274	5,408
FDIC assessments	595	598	558	548	650	1,193	1,220
Amortization of intangibles	1,004	989	964	839	839	1,993	1,558
Foreclosed property expense and net (gain)/loss on sale	405	192	(7)	(296)	297	597	4
Other	4,314	4,833	4,223	3,427	3,975	9,147	7,885
Total Noninterest Expenses	38,246	37,164	39,184	34,361	41,625	75,410	76,371

Income Before Income Taxes	22,153	23,809	33,421	22,142	11,618	45,962	23,638
Income taxes	5,189	5,782	20,374	7,926	3,942	10,971	8,036

Net Income	$16,964	$18,027	$13,047	$14,216	$7,676	$34,991	$15,602

Per share of common stock:

Net income diluted	$0.35	$0.38	$0.28	$0.32	$0.18	$0.73	$0.38
Net income basic	0.36	0.38	0.29	0.33	0.18	0.74	0.38
Cash dividends declared	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Average diluted shares outstanding	47,974,118	47,688,388	46,472,538	43,792,108	43,556,285	47,827,646	41,538,769
Average basic shares outstanding	47,164,909	46,951,829	45,541,099	43,151,248	42,841,152	47,058,958	40,851,273

CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except share data)	2018	2018	2017	2017	2017

Assets
Cash and due from banks	$123,927	$129,065	$104,039	$114,621	$88,133
Interest bearing deposits with other banks	7,594	6,794	5,465	10,657	20,064
Total Cash and Cash Equivalents	131,521	135,859	109,504	125,278	108,197

Time deposits with other banks	10,562	12,553	12,553	14,591	16,426

Debt Securities:
Available for sale (at fair value)	954,906	982,958	949,460	990,299	1,010,244
Held to maturity (at amortized cost)	382,137	400,647	416,863	374,773	397,096
Total Debt Securities	1,337,043	1,383,605	1,366,323	1,365,072	1,407,340

Loans held for sale	14,707	20,887	24,306	29,447	22,262

Loans	3,974,016	3,897,125	3,817,377	3,384,991	3,330,075
Less: Allowance for loan losses	(28,924)	(28,118)	(27,122)	(26,232)	(26,000)
Net Loans	3,945,092	3,869,007	3,790,255	3,358,759	3,304,075

Bank premises and equipment, net	63,991	64,577	66,883	57,092	56,765
Other real estate owned	8,417	10,288	7,640	7,142	8,497
Goodwill	148,555	148,555	147,578	101,747	101,739
Other intangible assets, net	17,319	18,246	19,099	16,102	16,941
Bank owned life insurance	121,602	120,654	123,981	118,762	88,003
Net deferred tax assets	26,021	24,427	25,417	43,951	52,195
Other assets	97,851	94,443	116,590	102,356	98,855
Total Assets	$5,922,681	$5,903,101	$5,810,129	$5,340,299	$5,281,295

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$1,463,652	$1,488,261	$1,400,227	$1,284,118	$1,308,458
Interest-bearing demand	976,281	1,015,054	1,050,755	935,097	934,861
Savings	444,736	437,878	434,346	379,499	376,825
Money market	1,023,170	1,035,531	931,458	870,788	861,119
Other time certificates	413,643	410,108	414,277	288,398	278,890
Brokered time certificates	228,602	184,405	217,385	281,551	149,270
Time certificates of more than $250,000	147,356	148,306	144,272	73,149	66,035
Total Deposits	4,697,440	4,719,543	4,592,720	4,112,600	3,975,458

Securities sold under agreements to repurchase	200,050	173,249	216,094	142,153	167,558
Federal Home Loan Bank borrowings	205,000	208,000	211,000	389,000	395,000
Subordinated debt	70,664	70,591	70,521	70,451	70,381
Other liabilities	33,364	29,857	30,130	31,654	95,521
Total Liabilities	5,206,518	5,201,240	5,120,465	4,745,858	4,703,918

Shareholders' Equity
Common stock	4,716	4,698	4,693	4,351	4,339
Additional paid in capital	665,885	663,727	661,632	576,825	574,842
Retained earnings	64,790	47,825	29,914	16,161	1,945
Treasury stock	(2,884)	(2,279)	(2,359)	(1,730)	(1,768)
	732,507	713,971	693,880	595,607	579,358
Accumulated other comprehensive loss, net	(16,344)	(12,110)	(4,216)	(1,166)	(1,981)
Total Shareholders' Equity	716,163	701,861	689,664	594,441	577,377
Total Liabilities & Shareholders' Equity	$5,922,681	$5,903,101	$5,810,129	$5,340,299	$5,281,295

Common Shares Outstanding	47,163,109	46,983,165	46,917,735	43,512,179	43,458,973

Note: The balance sheet at December 31, 2017 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Dollars in thousands)	2Q'18	1Q'18	4Q'17	3Q'17	2Q'17

Credit Analysis
Net charge-offs (recoveries) - non-acquired loans	$1,715	$117	$1,475	$612	$304
Net charge-offs (recoveries) - acquired loans	(25)	(116)	(139)	(333)	(405)
Total net charge-offs (recoveries)	$1,690	$1	$1,336	$279	$(101)

TDR valuation adjustments	$33	$88	$37	$169	$64

Net charge-offs (recoveries) to average loans - non-acquired loans	0.17%	0.01%	0.16%	0.07%	0.04%
Net charge-offs (recoveries) to average loans - acquired loans	(0.00)	(0.01)	(0.02)	(0.04)	(0.05)
Total net charge-offs (recoveries) to average loans	0.17	0.00	0.14	0.03	(0.01)

Loan loss provision - non-acquired loans	$2,591	$1,383	$2,053	$795	$1,690
Loan loss provision (recapture) - acquired loans	(62)	(298)	210	(115)	(289)
Total loan loss provision	$2,529	$1,085	$2,263	$680	$1,401

Allowance for loan losses - non-acquired loans	$28,384	$27,541	$26,363	$25,822	$25,809
Allowance for loan losses - acquired loans	540	577	759	410	191
Total allowance for loan losses	$28,924	$28,118	$27,122	$26,232	$26,000

Non-acquired loans at end of period	$3,221,569	$3,063,618	$2,922,609	$2,837,490	$2,722,866
Purchased noncredit impaired loans at end of period	739,232	819,814	877,351	537,057	594,077
Purchased credit impaired loans at end of period	13,215	13,693	17,417	10,443	13,132
Total loans	$3,974,016	$3,897,125	$3,817,377	$3,384,990	$3,330,075

Non-acquired loans allowance for loan losses to non-acquired loans at end of period	0.88%	0.90%	0.90%	0.91%	0.95%
Total allowance for loan losses to total loans at end of period	0.73	0.72	0.71	0.77	0.78
Acquired loans allowance for loan losses to acquired loans at end of period	0.07	0.07	0.08	0.07	0.03
Discount for credit losses to acquired loans at end of period	2.31	2.32	2.33	2.77	3.37

End of Period
Nonperforming loans - non-acquired	$19,578	$12,628	$12,569	$10,877	$10,541
Nonperforming loans - acquired	6,624	6,711	6,955	3,498	6,632
Other real estate owned - non-acquired	354	2,246	2,246	1,748	1,748
Other real estate owned - acquired	4,969	4,969	1,632	1,632	1,645
Bank branches closed included in other real estate owned	3,094	3,073	3,762	3,762	5,104
Total nonperforming assets	$34,619	$29,627	$27,164	$21,517	$25,670

Restructured loans (accruing)	$14,241	$14,777	$15,559	$16,181	$16,941

Nonperforming loans to loans at end of period - non-acquired	0.61%	0.41%	0.43%	0.38%	0.39%
Nonperforming loans to loans at end of period - acquired	0.88	0.81	0.78	0.64	1.09
Allowance for loan losses to nonperforming loans - non-acquired	144.98	218.10	209.75	237.40	244.84
Total nonperforming loans to loans at end of period	0.66	0.50	0.51	0.42	0.52

Nonperforming assets to total assets - non-acquired	0.39%	0.30%	0.32%	0.31%	0.33%
Nonperforming assets to total assets - acquired	0.19	0.20	0.15	0.10	0.16
Total nonperforming assets to total assets	0.58	0.50	0.47	0.40	0.49

Average Balances
Total average assets	$5,878,035	$5,851,688	$5,716,230	$5,316,119	$5,082,002
Less: Intangible assets	166,393	167,136	149,432	118,364	114,563
Total average tangible assets	$5,711,642	$5,684,552	$5,566,798	$5,197,755	$4,967,439

Total average equity	$709,674	$695,240	$657,100	$587,919	$567,448
Less: Intangible assets	166,393	167,136	149,432	118,364	114,563
Total average tangible equity	$543,281	$528,104	$507,668	$469,555	$452,885

	June 30,	March 31,	December 31,	September 30,	June 30,
LOANS	2018	2018	2017	2017	2017

Construction and land development	$359,070	$374,244	$343,125	$245,151	$230,574
Commercial real estate - Owner Occupied	812,306	796,898	791,408	688,224	654,783
Commercial real estate - Non-Owner Occupied	888,989	848,341	848,584	789,867	809,285
Residential real estate	1,103,946	1,065,152	1,038,810	941,169	991,144
Consumer	190,835	195,788	189,436	185,122	179,151
Commercial and financial	618,870	616,702	606,014	535,457	465,138
Total Loans	$3,974,016	$3,897,125	$3,817,377	$3,384,990	$3,330,075

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2Q'18			1Q'18			2Q'17
	Average		Yield/	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Securities:
Taxable	$1,324,280	$9,389	2.84%	$1,361,277	$9,361	2.75%	$1,261,017	$8,379	2.66%
Nontaxable	32,055	273	3.41	32,640	307	3.76	28,092	316	4.50
Total Securities	1,356,335	9,662	2.85	1,393,917	9,668	2.77	1,289,109	8,695	2.70

Federal funds sold and other
investments	49,387	585	4.75	56,173	616	4.45	72,535	604	3.34

Loans, net	3,948,460	46,549	4.73	3,872,369	45,284	4.74	3,266,812	38,263	4.70

Total Earning Assets	5,354,182	56,796	4.25	5,322,459	55,568	4.23	4,628,456	47,562	4.12

Allowance for loan losses	(29,234)			(27,469)			(25,276)
Cash and due from banks	110,549			113,899			99,974
Premises and equipment	64,445			65,932			59,415
Intangible assets	166,393			167,136			114,563
Bank owned life insurance	121,008			122,268			87,514
Other assets	90,692			87,463			117,356

Total Assets	$5,878,035			$5,851,688			$5,082,002

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$996,929	$492	0.20	$1,001,672	$450	0.18	$949,981	$262	0.11
Savings	439,691	118	0.11	435,433	104	0.10	378,989	51	0.05
Money market	1,027,705	1,378	0.54	976,498	984	0.41	868,427	541	0.25
Time deposits	790,404	2,629	1.33	776,807	2,179	1.14	432,805	814	0.75
Federal funds purchased and
securities sold under agreements to repurchase	179,540	334	0.75	175,982	274	0.63	174,715	194	0.45
Federal Home Loan Bank borrowings	160,846	741	1.85	276,389	1,030	1.51	323,780	780	0.97
Other borrowings	70,623	810	4.60	70,550	694	3.99	70,343	600	3.42

Total Interest-Bearing Liabilities	3,665,738	6,502	0.71	3,713,331	5,715	0.62	3,199,040	3,242	0.41

Noninterest demand	1,473,331			1,413,967			1,283,255
Other liabilities	29,292			29,150			32,259
Total Liabilities	5,168,361			5,156,448			4,514,554

Shareholders' equity	709,674			695,240			567,448

Total Liabilities & Equity	$5,878,035			$5,851,688			$5,082,002

Interest expense as a % of earning assets			0.49			0.44			0.28
Net interest income as a % of earning assets		$50,294	3.77%		$49,853	3.80%		$44,320	3.84%

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost. Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2017	2017

Customer Relationship Funding
Noninterest demand
Commercial	$1,154,225	$1,163,119	$1,073,539	$997,749	$995,720
Retail	236,838	252,055	253,454	217,809	238,506
Public funds	44,182	49,014	50,837	43,686	47,691
Other	28,407	24,073	22,397	24,874	26,541
	1,463,652	1,488,261	1,400,227	1,284,118	1,308,458

Interest-bearing demand
Commercial	181,646	164,359	157,272	156,176	155,178
Retail	681,615	700,262	702,616	670,705	659,906
Public funds	113,020	150,433	190,867	108,216	119,777
	976,281	1,015,054	1,050,755	935,097	934,861

Total transaction accounts
Commercial	1,335,871	1,327,478	1,230,811	1,153,925	1,150,898
Retail	918,453	952,317	956,070	888,514	898,412
Public funds	157,202	199,447	241,704	151,902	167,468
Other	28,407	24,073	22,397	24,874	26,541
	2,439,933	2,503,315	2,450,982	2,219,215	2,243,319

Savings	444,736	437,878	434,346	379,499	376,825

Money market
Commercial	408,005	410,527	375,471	360,567	351,871
Retail	522,783	522,882	471,086	431,325	427,575
Public funds	92,382	102,122	84,901	78,896	81,673
	1,023,170	1,035,531	931,458	870,788	861,119

Time certificates of deposit	789,601	742,819	775,934	643,098	494,195
Total Deposits	$4,697,440	$4,719,543	$4,592,720	$4,112,600	$3,975,458

Customer sweep accounts	$200,050	$173,249	$216,094	$142,153	$167,558

Total core customer funding (1)	$4,107,889	$4,149,973	$4,032,880	$3,611,655	$3,648,821

(1)	Total deposits and customer sweep accounts, excluding certificates of deposit.

Explanation of Certain Unaudited Non-GAAP Financial Measures

This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

	Quarterly Trends					YTD
						June 30,	June 30,
(Dollars in thousands except per share data)	2Q'18	1Q'18	4Q'17	3Q'17	2Q'17	2018	2017

Net income	$16,964	$18,027	$13,047	$14,216	$7,676	$34,991	$15,602

Gain on sale of VISA stock	0	0	(15,153)	0	0	0	0
Securities (gains)/losses, net	48	102	(112)	47	(21)	150	(21)
Total Adjustments to Revenue	48	102	(15,265)	47	(21)	150	(21)

Merger related charges	695	470	6,817	491	5,081	1,165	5,614
Amortization of intangibles	1,004	989	963	839	839	1,993	1,558
Business continuity expenses - Hurricane Irma	0	0	0	352	0	0	0
Branch reductions and other expense initiatives	0	0	0	(127)	1,876	0	4,448
Total Adjustments to Noninterest Expense	1,699	1,459	7,780	1,555	7,796	3,158	11,620

Effective tax rate on adjustments	(443)	(538)	3,147	(673)	(2,786)	(981)	(4,266)
Effect of change in corporate tax rate	0	248	8,552	0	0	248	0
Adjusted Net Income	$18,268	$19,298	$17,261	$15,145	$12,665	$37,566	$22,935
Earnings per diluted share, as reported	0.35	0.38	0.28	0.32	0.18	0.73	0.38
Adjusted Earnings per Diluted Share	0.38	0.40	0.37	0.35	0.29	0.79	0.55
Average shares outstanding (000)	47,974	47,688	46,473	43,792	43,556	47,828	41,539

Revenue	$62,928	$62,058	$74,868	$57,183	$54,644	$124,985	$102,714
Total Adjustments to Revenue	48	102	(15,265)	47	(21)	150	(21)
Adjusted Revenue	62,976	62,160	59,603	57,230	54,623	125,135	102,693

Noninterest Expense	38,246	37,164	39,184	34,361	41,625	75,410	76,371
Total Adjustments to Noninterest Expense	1,699	1,459	7,780	1,555	7,796	3,158	11,620
Adjusted Noninterest Expense	36,547	35,705	31,404	32,806	33,829	72,252	64,751

Adjusted Noninterest Expense	36,547	35,705	31,404	32,806	33,829	72,252	64,751
Foreclosed property expense and net (gain)/loss on sale	405	192	(7)	(296)	297	597	4
Net Adjusted Noninterest Expense	36,142	35,513	31,411	33,102	33,532	71,655	64,747

Adjusted Revenue	62,976	62,160	59,603	57,230	54,623	125,135	102,693
Impact of FTE adjustment	87	91	174	154	164	178	375
Adjusted Revenue on a fully taxable equivalent basis	63,063	62,251	59,777	57,384	54,787	125,313	103,068
Adjusted Efficiency Ratio	57.3%	57.1%	52.6%	57.7%	61.2%	57.2%	62.8%

Average Assets	$5,878,035	$5,851,688	$5,716,230	$5,316,119	$5,082,002	$5,864,934	$4,891,929
Less average goodwill and intangible assets	(166,393)	(167,136)	(149,432)	(118,364)	(114,563)	(166,762)	(96,819)
Average Tangible Assets	5,711,642	5,684,552	5,566,798	5,197,755	4,967,439	5,698,172	4,795,110

Return on Average Assets (ROA)	1.16%	1.25%	0.91%	1.06%	0.61%	1.20%	0.64%
Impact of removing average intangible assets and related amortization	0.08	0.09	0.06	0.06	0.05	0.09	0.06
Return on Tangible Average Assets (ROTA)	1.24	1.34	0.97	1.12	0.66	1.29	0.70
Impact of other adjustments for Adjusted Net Income	0.04	0.04	0.26	0.04	0.36	0.04	0.26
Adjusted Return on Average Tangible Assets	1.28	1.38	1.23	1.16	1.02	1.33	0.96

Average Shareholders' Equity	$709,674	$695,240	$657,100	$587,919	$567,448	$702,497	$517,425
Less average goodwill and intangible assets	(166,393)	(167,136)	(149,432)	(118,364)	(114,563)	(166,762)	(96,819)
Average Tangible Equity	543,281	528,104	507,668	469,555	452,885	535,735	420,606

Return on Average Shareholders' Equity	9.6%	10.5%	7.9%	9.6%	5.4%	10.0%	6.1%
Impact of removing average intangible assets and related amortization	3.5	3.9	2.8	2.9	1.9	3.7	1.8
Return on Average Tangible Common Equity (ROTCE)	13.1	14.4	10.7	12.5	7.3	13.7	7.9
Impact of other adjustments for Adjusted Net Income	0.4	0.4	2.8	0.3	3.9	0.4	3.1
Adjusted Return on Average Tangible Common Equity	13.5	14.8	13.5	12.8	11.2	14.1	11.0